UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2015

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number: 001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Pathfinder Bancorp Announces Results of Voting at its First Annual Meeting Since Converting to a Stock Holding Company

Proposals Passing by Majority Vote Include Re-Election of Three Directors

 Pathfinder Bancorp, Inc. (NASDAQ: PBHC) shareholders approved the re-election of three directors during the Company's 2015 annual meeting yesterday,  its first since converting to a stock holding company with fully public ownership in October 2014.
"Last year, Pathfinder delivered historic performance to our shareholders, highlighted by record net income, significant improvement in our capital position, strategic growth within our footprint, strong results from our entry into the insurance business and improved loan growth," President and Chief Executive Officer Thomas W. Schneider said.  "These results and actions strengthened our competitive position and solidified our standing as a premier local bank in our region for the benefit of our customers, our community and our shareholders."
Shareholders of the parent Company of Pathfinder Bank re-elected Mr. Schneider, John P. Funiciello and Lloyd "Buddy" Stemple to three-year terms as Directors.  Mr. Schneider has served on the board since 2001.  Mr. Funiciello, a licensed real estate broker, developer and owner of JF Real Estate in Syracuse, became a Director in 2011. Mr. Stemple, the Chief Executive Officer of Constellium Rolled Products in Ravenswood, W.Va., has served as a Director since 2005.  Each of the three nominees received a majority of the votes cast, with Mr. Schneider receiving 98.5%, Mr. Funiciello receiving 99.1% and Mr. Stemple receiving 99.0%.
"We are pleased that our shareholders share the Board's confidence in Tom, John and Buddy," said Chris R. Burritt, Chairman of the Board.  "They each provide unique and valuable perspectives that continue to guide Pathfinder in the right direction, as we seek to execute strategies to foster growth across our footprint."
In what's commonly referred to as a "say-on-pay" advisory vote, a 96.2% majority of shareholders approved the Company's executive compensation program covering Mr. Schneider, Senior Vice President, General Counsel and Secretary Edward A. Mervine, and Senior Vice President and Chief Financial Officer James A. Dowd.  In a separate advisory vote, the shareholders indicated their preference for having say-on-pay votes every three years, with 56.7% of shares cast in favor of that frequency.
A 99.2% majority of shares cast were also voted in favor of re-appointment of Bonadio & Co. LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.
Additional information about the proposals ratified at the Company's 2015 Annual Meeting can be found in its most recent proxy statement at http://www.pathfinderbank.com/annualmeeting.

About Pathfinder Bancorp, Inc.
Pathfinder Bancorp, Inc. is a Maryland corporation headquartered in Oswego, N.Y. The Company's primary business is its 100% ownership of Pathfinder Bank, a New York chartered savings bank with eight full service offices located in Oswego County and northern Onondaga County, as well as a business banking office located in downtown Syracuse. Through its subsidiary, Pathfinder Risk Management Company, Inc., the Bank owns a 51% interest in the FitzGibbons Agency, LLC. In October 2014, the Company completed its conversion from a mutual holding company to full public ownership by selling 2.6 million shares of common stock which raised $26.4 million in gross proceeds.  As of March 13, 2015, there were 4,352,203 shares of common stock issued and outstanding. The Company's common stock trades on the NASDAQ market under the symbol "PBHC." At March 31, 2015, the Company and subsidiaries had total consolidated assets of $606.8 million, total deposits of $483.2 million and shareholders' equity of $70.0 million.
Forward-Looking Statement
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date: May 7, 2015	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer